   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1997
                                                              FILE NO. 333-17651
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-3

                            ------------------------

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                              ANALOG DEVICES, INC.
             (Exact Name of Registrant as Specified in its Charter)

                            ------------------------

                 MASSACHUSETTS                                     04-2348234
        (State or Other Jurisdiction of                         (I.R.S. Employer
         Incorporation or Organization)                       Identification No.)

                               ONE TECHNOLOGY WAY
                       NORWOOD, MASSACHUSETTS 02062-9106
                                 (617) 329-4700
                       (Address, Including Zip Code, and
                     Telephone Number, Including Area Code,
                           of Registrant's Principal
                               Executive Offices)

                            ------------------------

                             PAUL P. BROUNTAS, ESQ.
                               HALE AND DORR LLP
                                60 STATE STREET
                          BOSTON, MASSACHUSETTS 02109
                                 (617) 526-6000
                    (Name, Address, Including Zip Code, and
                     Telephone Number, Including Area Code,
                             of Agent for Service)

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this form is registering additional securities pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant Rule 434, please check the following box. [ ]

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), SHALL DETERMINE.

================================================================================

                                EXPLANATORY NOTE

     The prospectus included herein relates to shares of Common Stock, $.16 2/3 par value per share (the "Common Stock") of Analog Devices, Inc. ("Analog" or the "Company") which may be issued by the Company from time to time to the trust (the "Trust") established by the Company and PNC Bank, National Association (the "Trustee") pursuant to the Company's Deferred Compensation Plan (the "Deferred Compensation Plan"). This amendment has been filed to reflect the fact that the Company has appointed PNC Bank, National Association as a successor trustee for the Trust and modify the disclosure to reflect the fact that the Company has adopted Amendment No. 3 to the Deferred Compensation Plan which limits certain investment diversification rights of plan participants.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 12, 1997

                                1,000,000 SHARES

                              ANALOG DEVICES, INC.

                                  COMMON STOCK



                            ------------------------




     The shares of Common Stock, $.16 2/3 par value per share (the "Common Stock") of Analog Devices, Inc. ("Analog" or the "Company") covered by this Prospectus may be issued, or transferred, by the Company from time to time to the trust (the "Trust") established by the Company and PNC Bank, National Association (the "Trustee") pursuant to the Company's Deferred Compensation Plan. All of the shares covered by this Prospectus may be offered and sold for the account of the Trust, and the proceeds of the sale of the shares will be held by the Trustee separate and apart from other funds of the Company and applied for the uses and purposes of participants in the Company's Deferred Compensation Plan. See "Deferred Compensation Plan" and "Use of Proceeds."




                            ------------------------




   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                            ------------------------




               The date of this Prospectus is November 12, 1997.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy materials and other information filed by the Company with the Commission, pursuant to the informational requirements of the Exchange Act, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Company is required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Common Stock of the Company is listed on the New York Stock Exchange and traded under the symbol "ADI." Reports, proxy materials and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a Registration Statement (as amended by Post-Effective Amendment No. 2 thereto) on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which are omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits and schedules thereto, which may be inspected, without charge, at the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, and also at the regional offices of the Commission listed above. Copies of such materials may also be obtained from the Commission upon the payment of prescribed rates.

     Statements contained in this Prospectus as to any contracts, agreements or other documents filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance reference is hereby made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement for a full statement of the provisions thereof, and each such statement in this Prospectus is qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference:

          (1) The Company's Annual Report on Form 10-K for the fiscal year ended November 2, 1996;

          (2) The Company's Quarterly Reports on Form 10-Q for each of the quarters ended February 1, 1997; May 3, 1997; and August 2, 1997;

          (3) The Company's Registration Statement on Form 8-A (File No. 0-4407) filed with the Commission on March 2, 1970; and

          (4) All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after November [12], 1997 and prior to the date of this Prospectus.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering of the Common Stock offered hereby shall be deemed to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement as so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     This Prospectus may contain and/or incorporate by reference forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein or incorporated herein by reference that are not statements of material fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects" and similar expressions are intended to identify forward-looking statements. Reference is made in particular to the discussion set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended November 2, 1996 (the "Form 10-K") and the other reports periodically filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended and incorporated in this Prospectus by reference. Such statements are based on then current expectations that involve a number of uncertainties. Actual results could differ materially from those projected in any such forward looking statements.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the request of such person, a copy of any or all of the above documents incorporated herein by reference (without exhibits to such documents other than exhibits specifically incorporated by reference into the documents that this Prospectus incorporates). Requests for such copies should be directed to Joseph E. McDonough, Vice President-Finance of Analog Devices, Inc., One Technology Way, Norwood, MA 02062-9106; telephone number
(617) 329-4700.

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND ANY INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR SOLICITATION OF, ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                                  THE COMPANY

     The Company designs, manufactures and markets a broad line of high-performance linear, mixed-signal and digital integrated circuits ("ICs") that address a wide range of real-world signal processing applications. The Company's principal products include general-purpose, standard-function linear and mixed-signal ICs ("SLICs"), special-purpose linear and mixed-signal ICs ("SPLICs") and digital signal processing ICs ("DSP ICs"). The Company also manufactures and markets devices using assembled product technology.

                           DEFERRED COMPENSATION PLAN

     The Company has established the Analog Devices, Inc. Deferred Compensation Plan (the "Plan") to provide (i) certain management and highly compensated employees of the Company and (ii) the non-employee directors of the Company with the opportunity to defer receipt of all or any portion of their compensation payable for services rendered to the Company. The obligations of the Company under such deferral arrangements (the "Obligations") are unfunded and unsecured general obligations of the Company to pay in the future the value of the deferred compensation adjusted to reflect the performance, whether positive or negative, of selected investment measurement options chosen by each participant during the deferral period in accordance with the terms of the Plan. Eligible participants in the Plan ("Eligible Participants") are the Company's non-employee directors and certain Company employees designated from time to time, by name, group or description by the Administrative Committee for the Plan.

     The Plan was adopted on November 3, 1995 and amended on December 3, 1996, March 11, 1997 and November 5, 1997 and permits Eligible Participants to defer
(i) salary and bonuses, (ii) in the case of non-employee directors, director fees and meeting fees and (iii) the gains that would otherwise be recognized upon the exercise of non-statutory stock options held by Eligible Participants ("Deferred Option Gains") and gains that would otherwise be recognized upon the lapse or termination of the restrictions and forfeiture provisions applicable to grants of restricted stock held by Eligible Participants.

     Ordinarily, upon the exercise of non-statutory stock options, Eligible Participants would be required to recognize, for federal income tax purposes, an amount equal to the difference between the option exercise price and the fair market value of the Company's Common Stock issued upon the option exercise. To defer the Deferred Option Gains, Eligible Participants are required to deliver an irrevocable election to the Company prior to the option exercise. The Eligible Participant must specify at the time the irrevocable election is made whether such election relates to (i) all the shares issuable pursuant to a specified option or (ii) only those shares issuable pursuant to the specified option which, based on the then fair market value, represents the gain that would otherwise be realized upon the option exercise (the "Gain Shares"). After the deferral election has been delivered and the option is exercised, the Company will issue to the Trust (established for the Plan by a Trust Agreement between the Company and the Trustee), in accordance with the prior election, either (i) all of the shares issuable upon the exercise of such option or (ii) the Gain Shares, as the case may be, (collectively, the "Deferred Option Shares").

     From time to time, certain employees of the Company are granted stock awards ("Restricted Stock Awards") that are subject to certain restrictions and/or risks of forfeiture (collectively, "Restrictions"). Ordinarily, upon the lapse or termination of such Restrictions, such employees would realize income for Federal Tax purposes in an amount equal to the difference between the price paid for the shares granted pursuant to the Restricted Stock Award, which is ordinarily a nominal amount, and the fair market value of the stock on the date the Restrictions lapse or terminate. The Plan allows Eligible Participants to defer the payment of the taxes which would otherwise be due at the time the Restrictions lapse or terminate ("Restricted Stock Gains"). In order to defer Restricted Stock Gains, Eligible Participants must deliver an irrevocable election to the Company prior to the date that the Restrictions on such shares lapse or terminate. After such an election has been made, the holders of such restricted shares will cause the Company to transfer such shares ("Deferred Restricted Stock Shares") to the Trust.

     The Trust is considered to be a grantor trust for federal income tax purposes. Deferred Option Shares and Deferred Restricted Stock Shares (collectively, "Deferred Shares") issued to the Trust are held by the

Trustee together with any other funds or assets deposited with the Trustee by the Company pursuant to the terms of the Plan and the Trust Agreement. The assets of the Trust, and any earnings thereon, are held separate and apart from other funds of the Company for the uses and purposes of Plan participants. The Company's obligations with respect to an Eligible Participant's Deferred Shares are unfunded and unsecured promises by the Company to pay in the future the value of the Deferred Shares, adjusted either up or down to reflect the value of an equal amount of shares of the Company's Common Stock and in certain cases the performance of selected investment measurement options if available to a participant during the deferral period in accordance with the Plan and the Trust Agreement.

     Deferred Shares arising out of stock options granted, or Restricted Stock Awards issued, by the Company on or prior to July 23, 1997 may be sold from time to time in the open market for the account of the Trust when an Eligible Participant advises the Company to change his/her investment from Analog to one or more of the several investment measurement options available to Plan participants or whenever the Trustee deems such sale to be appropriate. The Deferred Compensation Plan does not permit Eligible Participants to change their investment from Analog Common Stock with respect to stock options granted after July 23, 1997 or Restricted Stock Awards issued after July 23, 1997. After Deferred Shares are sold, investment earnings credited to the Eligible Participant's account will be indexed to the mutual funds or indices selected by the Eligible Participant. The Company is not actually required to invest the deferred compensation in the types of funds specified by a Plan participant. However, such use of the Trust may assist the Company in meeting its future Obligations.

     The Company has filed with the Commission a Registration Statement on Form S-8 under the Securities Act with respect to the Company's Obligations under the Plan (Registration Statement No. 33-64849).

     The address of the Trustee is PNC Bank, N.A., Retirement and Investment Services, One Oliver Plaza, 210 6th Avenue, Pittsburgh, PA 15222-2602,
Attention: Trust Officer.

                                USE OF PROCEEDS

     As set forth under "Deferred Compensation Plan," the proceeds from the sale of any shares of Company Common Stock shall be held by the Trustee separate and apart from other funds of the Company and applied for the use and purposes of participants in the Plan. Such proceeds, together with other assets held by the Trust, shall be subject to the claims of the Company's general creditors under federal and state laws in the event of the Company's insolvency.

     The Company cannot determine the number of shares of Common Stock which will be sold pursuant to this Prospectus because that number is dependent upon the extent to which Eligible Participants elect to defer the recognition of gains from their exercise of stock options and Restricted Stock Awards granted by the Company.

                              PLAN OF DISTRIBUTION

     Shares of Common Stock covered hereby may be offered and sold by the Company for the account of the Trust. Such sales may be made on the New York Stock Exchange in open market transactions including one or more of the following methods: (a) purchases by a broker-dealer as principal for resale on the open market by such broker or dealer for its account pursuant to this Prospectus; (b) ordinary open market brokerage transactions and open market transactions in which a broker solicits purchasers; and (c) block trades in which a broker-dealer so engaged will attempt to sell on the open market the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction. In effecting sales, broker-dealers engaged to sell the shares may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or discounts from the Company in amounts to be negotiated immediately prior to the sale.

     In offering the shares of Common Stock covered hereby, any broker-dealers and any other participating broker-dealers who execute sales may be deemed to be "underwriters" within the meaning of the Securities

Act in connection with such sales, and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions.

     This offering will terminate on the date on which all shares offered hereby have been sold.

                            INDEMNIFICATION MATTERS

     The Restated Articles of Organization of the Company, as amended (the "Articles of Organization") provide that the directors and officers of the Company shall be indemnified by the Company to the fullest extent authorized by Massachusetts law, as it now exists or may in the future be amended, against all liabilities and expenses incurred in connection with service for or on behalf of the Company. In addition, the Articles of Organization provide that the directors of the Company will not be personally liable for monetary damages to the Company for breaches of their fiduciary duty as directors.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                 LEGAL MATTERS

     The validity of the shares offered hereby will be passed upon for the Company by Hale and Dorr LLP, Boston, Massachusetts.

                                    EXPERTS

     The consolidated financial statements and schedule of Analog Devices, Inc. appearing in Analog Devices, Inc.'s Annual Report (Form 10-K) for the year ended November 2, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses in connection with the issuance and distribution of the securities being registered. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

          SEC Registration Fee............................................  $10,511
          Accounting Fees and Expenses....................................    8,000
          Legal Fees and Expenses.........................................   20,000
          Miscellaneous...................................................    6,489
          Total...........................................................  $45,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 6A of the Registrant's Articles of Organization, as amended (the "Articles of Organization") provides for indemnification of directors and officers to the full extent permitted under Massachusetts law. Section 67 of Chapter 156B of the Massachusetts General Laws provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, provided that, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged not to be entitled to indemnification under
Section 67.

     Article 6A also provides for indemnification of directors and officers of the Registrant against liabilities and expenses in connection with any legal proceedings to which they may be made a party or with which they may become involved or threatened by reason of having been an officer or director of the Registrant or of any other organization at the request of the Registrant.
Article 6A generally provides that a director or officer of the Registrant (i) shall be indemnified by the Registrant for all expenses of such legal proceedings unless he has been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the Registrant, and (ii) shall be indemnified by the Registrant for the expenses, judgments, fines and amounts paid in settlement and compromise of such proceedings. No indemnification will be made to cover costs of settlements and compromises if the Board determines by a majority vote of a quorum consisting of disinterested directors (or, if such quorum is not obtainable, by a majority of the disinterested directors of the Registrant), that such settlement or compromise is not in the best interests of the Registrant.

     Article 6A permits the payment by the Registrant of expenses incurred in defending a civil or criminal action in advance of its final disposition, subject to receipt of an undertaking by the indemnified person to repay such payment if it is ultimately determined that such person is not entitled to indemnification under the Articles of Organization. No advance may be made if the Board of Directors determines, by a majority vote of a quorum consisting of disinterested directors (or, if such quorum is not obtainable, by a majority of the disinterested directors of the Registrant), that such person did not act in good faith in the reasonable belief that his action was in the best interest of the Registrant.

     Article 6D of the Registrant's Articles of Organization provides that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of Chapter 156B, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Registrant has directors and officers liability insurance for the benefit of its directors and officers.

ITEM 16.  EXHIBITS.

     See Exhibit Index included immediately preceding the Exhibits to this Registration Statement, which is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

          (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwood, Commonwealth of Massachusetts, on the 12th day of November, 1997.

                                          ANALOG DEVICES, INC.

                                          By:    /s/ JERALD G. FISHMAN*
                                             -----------------------------------
                                                     JERALD G. FISHMAN
                                                    PRESIDENT AND CHIEF
                                                     EXECUTIVE OFFICER

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                               TITLE                    DATE
                  --------------                          -----                    ----

           /s/ JERALD G. FISHMAN*              President, Chief Executive    November 12, 1997
---------------------------------------------  Officer and Director
              JERALD G. FISHMAN


               /s/ RAY STATA*                  Chairman of the Board and     November 12, 1997
---------------------------------------------  Director
                  RAY STATA


          /s/ JOSEPH E. MCDONOUGH*             Vice President-Finance and    November 12, 1997
---------------------------------------------  Chief Financial Officer
             JOSEPH E. MCDONOUGH


             /s/ JOHN L. DOYLE*                Director                      November 12, 1997
---------------------------------------------
                JOHN L. DOYLE


            /s/ SAMUEL H. FULLER*              Director                      November 12, 1997
---------------------------------------------
              SAMUEL H. FULLER

                                               Director
---------------------------------------------
          CHARLES O. HOLLIDAY, JR.


           /s/ GORDON C. MCKEAGUE*             Director                      November 12, 1997
---------------------------------------------
             GORDON C. MCKEAGUE


               /s/ JOEL MOSES*                 Director                      November 12, 1997
---------------------------------------------
                 JOEL MOSES

                                               Director
---------------------------------------------
              LESTER C. THUROW


By:       /s/ JOSEPH E. MCDONOUGH
---------------------------------------------
            JOSEPH E. MCDONOUGH,
              ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                         DESCRIPTION
-------   -------------------------------------------------------------------------------------
    3.1   Restated Articles of Organization of the Registrant, as
          amended (incorporated herein by reference to the Registrant's Form S-8, dated as of
          May 30, 1996).
    3.2   By-Laws of the Registrant, as amended (incorporated herein by reference to the
          Registrant's Form 10-K for the fiscal year ended October 31, 1992).
    4.1   Rights Agreement, as amended, between the Registrant and The First National Bank of
          Boston, as Rights Agent (incorporated herein by reference to a Form 8 filed on June
          27, 1989 amending the Registration Statement on Form 8-A relating to Common Stock
          Purchase Rights).
    4.2   Deferred Compensation Plan of the Registrant (incorporated herein by reference to the
          Registrant's Form S-8, dated December 8, 1995 (File No. 33-64849)).
    4.3   Amendment No. 1, dated December 3, 1996, to Analog Devices, Inc. Deferred
          Compensation Plan (incorporated herein by reference to the Registrant's
          Post-Effective Amendment No. 1 to Form S-8, dated April 15, 1997 (File No.
          33-64849)).
    4.4   Amendment No. 2, dated March 11, 1997, to Analog Devices, Inc. Deferred Compensation
          Plan (incorporated herein by reference to the Registrant's Post-Effective Amendment
          No. 1 to Form S-8, dated April 15, 1997 (File No. 33-64849).
    4.5   Amendment No. 3, dated November 5, 1997, to Analog Devices, Inc. Deferred
          Compensation Plan (incorporated herein by reference to the Registrant's Post
          Effective Amendment No. 2 to Form S-8, dated November 12, 1997 (File No. 33-6489).
    4.6   Trust Agreement for Deferred Compensation Plan between the Registrant and PNC Bank,
          National Association, dated October 23, 1997.
    5.1   Opinion of Hale and Dorr.+
   23.1   Consent of Hale and Dorr.+
   23.2   Consent of Independent Auditors.
   24.1   Powers of Attorney.+

---------------

+ Previously filed

                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 2 to the Registration Statement (Form S-3 No. 333-17651) and related Prospectus of Analog Devices, Inc. for the registration of 1,000,000 shares of its common stock and to the incorporation by reference therein of our report dated December 3, 1996, with respect to the consolidated financial statements and schedule of Analog Devices, Inc. included in its Annual Report (Form 10-K) for the year ended November 2, 1996, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Boston, Massachusetts
November 10, 1997